Exhibit 99.(g)(1)(viii)

THIRTEENTH AMENDMENT AGREEMENT

Amending the terms of a Custody Agreement

This Amendment Agreement, made as of April 30, 2021 (“Effective Date”), is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”) on behalf of each series of the Trust, and the Bank of New York Mellon.

WITNESSETH:

The Trust (acting on behalf of certain series of the Trust) and the Bank of New York (now known as the Bank of New York Mellon (“BNYM”)) entered into a custody agreement on September 29, 2000, as amended, pursuant to which the Trust appointed the Bank of New York (now known as BNYM) as custodian of certain series of the Trust (the “Custody Agreement”).

The parties now wish to amend Schedule II to the Custody Agreement to reflect the appointment of BNYM as custodian of each series of the Trust listed on Schedule II.  By executing this Amendment Agreement, the parties hereby agree to be bound by all terms of the Custody Agreement as herein amended, as if each series of the Trust listed on Schedule II was a party to the Custody Agreement, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Custody Agreement as follows:

1.              Schedule II

Schedule II shall be deleted in its entirety and replaced with the Schedule annexed hereto.

2.              Signatures; Counterparts. The parties expressly agree that this Amendment Agreement may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment Agreement, by a manual signature on a copy of Amendment Agreement transmitted by facsimile transmission, by a manual signature on a copy of Amendment Agreement transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment Agreement by electronic, digital or other technological methods.  Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed counterparts of this Amendment Agreement or of executed signature pages to counterparts of this Amendment Agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment Agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment Agreement by Electronic Signature, affirms authorization to execute this Amendment Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment Agreement and an agreement with its terms.

BAILLIE GIFFORD FUNDS, in its own capacity and on behalf of each of Baillie Gifford Asia Ex Japan Fund, Baillie Gifford China A Shares Growth Fund, Baillie Gifford Developed EAFE All Cap Fund, Baillie Gifford EAFE Plus All Cap Fund, Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford Global Alpha Equities Fund, Baillie Gifford Global Stewardship Equities Fund, Baillie Gifford International All Cap Fund, Baillie Gifford International Alpha Fund, Baillie Gifford International Concentrated Growth Equities Fund, Baillie Gifford International Growth Fund, Baillie Gifford International Smaller Companies Fund, Baillie Gifford Japan Growth Fund, Baillie Gifford Long Term Global Growth Fund, Baillie Gifford Multi Asset Fund, Baillie Gifford Positive Change Equities Fund, Baillie Gifford U.S. Discovery Fund and Baillie Gifford U.S. Equity Growth Fund.

/s/ Julie Paul
Name: Julie Paul
Authority: Vice President, Baillie Gifford Funds

BANK OF NEW YORK MELLON	/s/ Robert Jordan
Name: Robert Jordan
Authority: Director

Schedule II

(Dated April 30, 2021)

Series

1 -          Baillie Gifford Asia Ex Japan Fund

2 -          Baillie Gifford China A Shares Growth Fund

3 -          Baillie Gifford Developed EAFE All Cap Fund

4 -          Baillie Gifford EAFE Plus All Cap Fund

5 -          Baillie Gifford Emerging Markets Equities Fund

6 -          Baillie Gifford Global Alpha Equities Fund

7 -          Baillie Gifford Global Stewardship Equities Fund

8 -          Baillie Gifford International All Cap Fund

9 -          Baillie Gifford International Alpha Fund

10 -   Baillie Gifford International Concentrated Growth Equities Fund

11 -   Baillie Gifford International Growth Fund

12 -   Baillie Gifford International Smaller Companies Fund

13 -   Baillie Gifford Japan Growth Fund

14 -   Baillie Gifford Long Term Global Growth Fund

15 -   Baillie Gifford Multi Asset Fund

16 -   Baillie Gifford Positive Change Equities Fund

17 -   Baillie Gifford U.S. Discovery Fund

18 -   Baillie Gifford U.S. Equity Growth Fund